Slide 1

Meredith Corporation

JPMorgan Small/Mid Cap Conference
November 14, 2006
Boston, MA

Meredith Corporation

Steve Lacy:

Good morning. We thank Barton Crockett for inviting us to this conference. We appreciate the opportunity to share some insight on Meredith and the value that we offer investors.

Let me introduce my Meredith colleagues with me today:

Suku Radia, Chief Financial Officer, and

Cindy Schaus, Director of Investor Relations.

Before I begin, I thought I would share a little of my background with you.

I joined Meredith in 1998 as CFO, and moved to the Publishing Group to run our newly formed Interactive Media Group, and ultimately became President of the Publishing Group. In 2004 I was named President and Chief Operating Officer. Effective July 1 , 2006 - I was elected President and CEO.

Slide 2

Safe Harbor

This presentation and management's public commentary contain certain forward-looking statements that are subject to risks and uncertainties. These statements are based on management's current knowledge and estimates of factors affecting the Company's operations. Statements in this presentation that are forward-looking include, but are not limited to, the statements regarding broadcast pacings, publishing advertising revenues, along with the Company's earnings per share outlook for the second quarter of fiscal 2007 and the full fiscal year.

Actual results may differ materially from those currently anticipated. Factors that could adversely affect future results include, but are not limited to, downturns in national and/or local economies; a softening of the domestic advertising market; world, national, or local events that could disrupt broadcast television; increased consolidation among major advertisers or other events depressing the level of advertising spending; the unexpected loss of one or more major clients; the integration of acquired businesses; changes in consumer reading, purchasing and/or television viewing patterns; increases in paper, postage, printing, or syndicated programming costs; changes in television network affiliation agreements; technological developments affecting products or the methods of distribution; changes in government regulations affecting the Company's industries; unexpected changes in interest rates; and the consequences of any acquisitions and/or dispositions. The Company undertakes no obligation to update any forward-looking statement, whether as a result of new information, future events, or otherwise.

Meredith CORPORATION

This presentation contains forward-looking statements. I won't read the text of this slide, but it is important to remind you there are a number of factors that may affect our business and results.

This presentation includes references to non-GAAP financial measures such as EBITDA. Financial statements and tables that reconcile GAAP results and non-GAAP measures are posted on our web site.

Slide 3

Media and Marketing Leader

Better Homes and Gardens
Easy Holiday Baking
Step-by-Step Desserts
12 Quick Tips To Cozy Up Your Bedroom
Flea-Market Style

More
SPIRIT
CONFIDENCE
STYLE
CELEBRATE YOUR LIFE AFTER 40
Dress-up for Grown-ups
JULIA LOUIS-DREYFUS

FamilyCircle
Happy Halloween!

Parents
TOY GUIDE
HEALTHY SNACKS
TACKLE TANTRUMS
HAND-ME-DOWNS
CRAFTS

american baby
BEST FOR BABY

mujer
Sofía

FOX CAROLINA toGO.com
Local News, Weather, Sports, and Lottery Numbers On Your Cell Phone!
South Carolina Education Lottery
1. News
2. Weather
3. Sports
4. Movies
5. Lottery

Better Homes and Gardens
NEW COOK BOOK

fitness
Your Perfect Body Plan
Burn 800 Calories

HYUNDAI
SMART DRIVER
PERFECT FOR ANY OCCASION

KITCHEN AND BATH IDEAS
the Storage Issue
Instant Glamour For Your Bath

KCTV 5

CBS 46
cbs46.com

CBS 5

Meredith CORPORATION

Meredith is America's leading home and family media and marketing company. We operate two business groups - Publishing and Broadcasting. Both of these operations have a vibrant online component.

We are the leading magazine publisher serving women, reaching more than 75 million American women monthly. We have some of the country's most recognized brands such as Better Homes and Gardens, Ladies' Home Journal, More and American Baby. On July 1, 2005, we completed our most significant publishing acquisition, adding Parents, Family Circle, Fitness, Child and Ser Padres magazines. We acquired these titles from Gruner + Jahr.

In addition to our 26 subscription magazines, we publish approximately 200 special interest publications, which are sold primarily at the newsstand.

We are the country's leading Hispanic publisher, reaching approximately 4 million adult Hispanic women, or about one-third of the market in the U.S.

We operate 31 websites across the Company, with 18 of those web sites in Publishing and 13 in Broadcasting. Companywide over 10 million unique visitors come to our web sites each month and view about 125 million pages.

We also operate highly successful diversified publishing businesses that generate revenue from sources other than traditional advertising or circulation. These include our book and integrated marketing operations. Both have grown rapidly in recent years.

In Broadcasting, we own 14 television stations throughout the U.S., reaching approximately 10% of U.S. households. Nine of our stations are in the country's top 35 markets; most are in growing markets.

Slide 4

Outstanding EPS Growth

20% CAGR
$1.59
$2.00
$2.50
$2.86
$3.28 E
2003
2004
2005
2006
2007E

E = First Call Consensus
[11/10/06]

Meredith CORPORATION

Diluted EPS before special items and adjusted for SFAS 123(R)

Meredith has a long-standing track record of delivering strong financials results, as you can see from this chart reflecting our historical earnings per share growth.

We have produced outstanding earnings growth in recent years, including fiscal 2006 results reflecting a 14 percent increase in earnings per share from the prior fiscal year.

Our estimated five year compound annual growth rate for our earnings per share is 20 percent.

Slide 5

Financial Metrics

20%
80%

Revenues
$1.6B

30%
70%

Operating Profit
$300M

33%
67%

EBITDA
$345M

● **Publishing** ● **Broadcasting**

Meredith CORPORATION

Excludes unallocated corporate expenses for fiscal year ended June 30, 2006

As you can see, 80% of our revenues comes from Publishing and 20% from Broadcasting.

For our fiscal year ended June 30, 2006, operating profit margin in Publishing was 16.7%. It was 19% excluding the newly acquired titles.

And, EBITDA margin in Broadcasting was 35.3%

We have a strong track record of generating cash flow and Suku will provide more details later.

Slide 6

Meredith Strengths

- Great portfolio of media properties with growing online and custom marketing operations
- Large consumer reach, including industry leading 85 million name consumer database
- Focused, experienced business leaders and dedicated employees

Meredith CORPORATION

Meredith has many strengths upon which we continue to build. These include:

A tremendous portfolio of existing media properties with rapidly growing online and custom marketing operations,

A large consumer reach, including an industry leading 85 million name consumer database, and

Focused, experienced and dedicated business leaders and employees.

In today's world, consumers are choosing how and when they access content. Our ability to leverage these strengths and deliver our expert content across multiple media platforms has led to our superior performance over time.

Now, I will discuss each of our operating businesses, starting with Publishing.

Slide 7

Publishing Growth Strategies

- Grow magazine businesses
  - Core properties
  - Acquired magazines
  - Hispanic Ventures
- Expand diversified publishing businesses
  - Books
  - Integrated marketing
  - Licensing and product sales
- Strengthen Internet capabilities
  - BHG.com
  - Parenthood portal
  - Online marketing capabilities

Meredith CORPORATION

This slide highlights Publishing's growth strategies.

We are growing our magazine business by enhancing the Better Homes and Gardens brand; exceeding our financial targets for the Gruner + Jahr acquisition; strengthening group sales; and extending our Hispanic market leadership.

We are continuing to expand our diversified businesses, notably our book, integrated marketing, and licensing operations.

We are strengthening our online capabilities by enhancing BHG.com, creating a parenthood portal, and extending our online custom marketing capabilities.

Slide 8

Powerful Portfolio of Magazines

- 26 Subscription magazines
- 200 Special Interest Publications

Better Homes and Gardens
Easy Holiday Baking
Flea-Market Style
Traditional Home
Family Circle
Happy Halloween!
Parents
Toy Guide
Healthy Snacks
Tackle Tantrums
Hand-Me-Downer
Crafts
diabetic LIVING
You CAN eat pizza!
Plus 50 more foods you love
Special Report Understand the pills you take
How to eat less
Tasty Low-Carb Snacks
"I AM IN CONTROL!"
Stay Healthy
Vitamins: Fact vs. Fad
holiday cooking
WITH AMERICA'S TOP CHEFS
114 chef-tested recipes
Menus to Celebrate Thanksgiving, Christmas, New Year's
Better Homes and Gardens Special Interest Publications
garden ideas
& OUTDOOR LIVING
Big Ideas for Small Spaces
12 Plants for Easy Fall Color
Instant Impact with Creative Containers
Before & After
Create a Cozy Retreat
DECOR
THE MOST STUNNING ROOMS EVER

1 MORE

Parent: Meredith Corp.
VP-publisher: Brenda Saget Darling
Editor in chief: Peggy Northrop

Ad pages:	750.9	▲12.9%
Total circulation:	1,155,627	▲ 9.9%
Subscriptions:	1,006,027	▲ 8%
Single-copy sales:	149,600	▲ 25.1%

More
SPIRIT
CONFIDENCE
STYLE
CELEBRATE YOUR LIFE AFTER 40
JULIA LOUIS-DREYFUS

AdvertisingAge

2006 Magazine of the Year

Meredith CORPORATION

As a company, we possess a powerful portfolio of magazine properties.

We are the leading magazine publisher serving women - from new mothers to affluent empty nesters. In Better Homes and Gardens, Ladies' Home Journal, Family Circle and Parents, we have four of the most recognized brands in the industry. Many of our other titles have tremendous potential, especially More, American Baby, Fitness and Siempre Mujer.

More magazine - which targets upscale women over age 40 - continues to resonate well with readers and advertisers alike. Advertising revenues were up nearly 15 percent for the first quarter of fiscal 2007, on top of more than 20 percent growth for all of fiscal 2006. We are very proud that it earned one of the industry's most sought-after and distinguished awards when Advertising Age recently named More its 2006 "Magazine of the Year."

Better Homes and Gardens has the largest and most successful lineup of Special Interest Publications in the magazine industry. They focus on specific subject areas such as cooking, gardening, decorating, building, crafts or holidays. They are sold at retail outlets where our home and family publications do best - including home centers such as The Home Depot and Lowe's.

Slide 9

Meredith Reaches Women

	Monthly Female Reach	Total Circulation
Meredith	**75 million**	**28.3 million**
Time, Inc.	64 million	44.5 million
Hearst	53 million	23.7 million
Condé Nast	40 million	21.5 million

Sources: Mediamark Research, Inc; Audit Bureau of Circulation

Meredith CORPORATION

The scale and breadth of publishing operations has important advertising and marketing implications.

As you can see in this slide, Meredith holds the leading position in terms of serving the female audience by reaching 75 million women per month - surpassing Time, Hearst and Conde Nast.

Additionally, we are America's second largest magazine publisher in terms of circulation.

Slide 10

Circulation Strategy

- Subscription orientation
- Direct-to-publisher model
- Profitability over long term
- Responsive audience for advertisers

Better Homes and Gardens
Country Home
APPLES
Surround yourself with the fresh, comforting feeling of new country style
Double our best offer ever!
2 years free

Meredith CORPORATION

Our circulation strategy is a key driver of our magazine success, and is based on three fundamental principles.

First, we have a subscription orientation, which minimizes the risk due to issue-to-issue volatility at the newsstand. Approximately 70 percent of our circulation revenues are subscription driven, and the remaining 30 percent of circulation revenues are newsstand. Circulation continues to be very profitable for us, which sets us apart from many competitors who rely primarily on advertising for profitability.

Second, we attract long-term subscribers through high quality, direct-to-publisher sources - direct mail, the Internet and insert cards - as opposed to relying on third party agents. Our subscription model is also focused on long-term offers, generally two or three years. This results in a larger upfront financial commitment by consumers and more time for them to make the magazines part of their everyday lives.

Third, we are focused on long-term profitability. We generate better-than-industry response rates because of our 85 million name consumer database, our direct mail expertise, and our editorial sell. Also, direct-to-publisher sources renew subscriptions at higher rates than agent sources.

As a result of these factors, our direct-to-publisher model generates a high profit margin for Meredith as well as responsive readers for our advertising clients.

Slide 11

Better Homes and Gardens

- Women's magazine market leader
  - 7.6 million circulation
  - 40 million readers
  - 31% share of Women's Service Field*

Better Homes and Gardens
Easy Holiday Baking
Step-by-Step Desserts
12 Quick Tips To Cozy Up Your Bedroom
Flea-Market Style

- Strong web site
  - 5 million unique visitors
  - 60 million page views

*Share based on PIB ad revenues for 12 months ended June 2006 issues

Meredith CORPORATION

We are continually reinvigorating Better Homes and Gardens, our flagship magazine introduced 84 years ago in 1922.

Better Homes and Gardens is the largest women's enthusiast magazine in the country, with a rate base of 7.6 million and an audience of nearly 40 million readers every month. Its companion Internet site, BHG.com, averages nearly 5 million unique visitors and 60 million pages views monthly.

Slide 12

A Powerful Brand

Special Interest Publications

do it YOUR
diabetic LIVING
Refresh An
Lose Weight & Keep It Off
What Really Works
Keep Cool with Low-Cal Pops
WEEKEND PROJECTS

Better Homes and Gardens
Easy Holiday Baking
Step-by-Step Desserts
12 Quick Tips To Cozy Up Your Bedroom
Flea-Market Style

Magazine Spinoffs

TRADITIONAL HOME
Country Home
THE DECORATING ISSUE

Better Homes and Gardens
bhg.com
Weekend Painting Projects
runny nose
dry eye

Online

Videos

BHG.com Videos
Your Step-by-Step Guides to Décor, Food, & Gardening
Holiday Videos
Time-saving project tips from Sandra Lee
author of Semi-Homemade Cooking
Gardening Videos
Your Step-by-Step Guides to Planning & Maintaining a Garden
Food Videos
Your Step-by-Step Guides to Cooking

Books

Better Homes
NEW COOK BOOK
new decorating book
newlywed edition

Brand Licensing

WAL★MART

home interiors

Meredith CORPORATION

Better Homes and Gardens is one of the very few magazine-based brands in the industry.

Inherent in our continued success in the marketplace is our ability to take the rich content we produce and leverage it in a number of ways to serve consumer and advertiser needs.

We have been successful in extending the Better Homes and Gardens brand across the Internet, books, brand licensing, and product sales arrangements with Wal-Mart and Home Interiors, as well as approximately 200 special interest publications, and now video.

In fact, for every dollar of advertising revenue generated by BH&G magazine, we generate another dollar in non-advertising-related revenues across the brand.

Slide 13

Margin Improvement Opportunity

Operating Profit Margin

20%
0%
Mid-Single Digits
Low-Double Digits
Mid-to-High Teens
2005
2006
3 to 5 Year Horizon

fitness
Make over your body
Parents
child
BEST-EVER BIRTHDAY PARTY PLANNER
Padres
FamilyCircle
Flea Market Finds

Parents, Family Circle, Fitness, Child and *Ser Padres operating profit margin*

Meredith CORPORATION

Our acquisition of Parents, Child, Fitness, Family Circle and Ser Padres magazines for $350 million represents the most significant Publishing acquisition in our 104-year history.

We made this strategic purchase to broaden our magazine portfolio, and extend our reach to both younger women and the rapidly-growing Hispanic market. There is also a margin improvement opportunity in these titles.

At the time of purchase - July 1, 2005 - the acquired magazines, as a group, had an operating profit margin in the mid-single digits.

In fiscal 2006, the acquired magazines outperformed our original expectations. They generated revenues of $316 million and operating profit of over $30 million, and an operating profit margin in the low-double digits.

Looking to the intermediate term, we believe that we can improve their collective operating profit margin to the mid-to-high teens, which is comparable to the margin of most of our other titles. The precise timing will be dependent on how quickly we can improve the circulation dynamics. Overall, the needed improvements lie within our core competencies and we are confident in our ability to achieve this higher profit margin over time.

Slide 14

Leading Hispanic Publisher

Meredith Reaches 1 in Every 3 U.S. Adult Hispanic Women

SER Padres
CUANDO LOS NIÑOS RECIBEN REGALOS DE DINERO EN EFECTIVO
EJEMPLAR GRATIS
Padres y compadres
Para que participen más en la vida académica
SU BEBÉ Y LA COMIDA AL INICIAR LOS SÓLIDOS
Flores en su piel
nuevos productos aromáticos
¡Hora de ir a la escuela!
TENGALOS LISTOS A TIEMPO
HEALTHY kids en español
Por el Bienestar de Padres y Niños
Viaje familiar de fantasía
SIEMPRE mujer
AHORRA Y DECORA
50 MEJORES PRODUCTOS
El ABC de la cirugía plástica
INFÓRMATE ANTES DE ACTUAR!
CONDIMENTA TU RELACIÓN Y COCINA CON AMOR
MODA PARA TRIUNFAR AL ESTILO DE
MARÍA CELESTE
Bella y saludable durante el embarazo
espera
9 Meses
¡ESPECTACULAR!
TODO LO QUE DEBES SABER SOBRE EL PARTO
tu cuerpo
¡BIENVENIDO BEBÉ!
SÉ UNA MAMÁ PREPARADA
12 meses
Mes a mes...
El desarrollo de su bebé
¡Buenas noches bebito!
La rutina que le garantizará el sueño
6 TRUCOS
para consolar su llanto
baby

Source: Simmons Fall NHCS Adult Full Year Unified Study, Healthy Kids en Espanol and Siempre Mujer based on publisher's prototype; 2004 Simmons Reader Studies for Espera and 12 meses; Net Annual Reach

Meredith CORPORATION

We believe the Hispanic market is a significant growth opportunity for Meredith, and we have established an early leadership position serving the Hispanic community.

We launched Siempre Mujer, our Hispanic women's lifestyle magazine, just over one year ago. While it is in the investment phase, it has performed very well. I am pleased to report that advertising pages in the September/October 2006 issue were more than double the pages in the initial issue.

Ser Padres is an established publication with a distribution of 500,000. Combined with American Baby's Spanish-language titles and Siempre Mujer we reach about 4 million adult Hispanic women - or more than one-third of the market - on an annual basis.

Building on this early leadership position is an important priority for Meredith Publishing, one which we believe will be rewarded in future years.

Slide 15

ReadyMade

MAGAZINES
PRODUCTS
HOW TO MAKE {ALMOST} EVERYTHING
A Do-It-Yourself Primer
NEW!
BOOKS
ONLINE
EVENTS
DIY TALK
VIDEO
SPECIAL ISSUES
CONTENT SYNDICATION
INTEGRATED MARKETING
TRICK OUT YOUR YARIS!
ReadyMade
INSTRUCTIONS FOR EVERYDAY LIFE
80 SMALL SPACE SOLUTIONS
CONVERT YOUR CLOSET
3 PINT-SIZED PALACES
MAKE 23 AMAZING GIFTS

Meredith
CORPORATION

Earlier this month, we acquired ReadyMade, a multimedia brand targeting adults in their 20s and 30s. This acquisition strengthens our reach to this growing demographic, which is a very attractive group of consumers to advertisers.

ReadyMade magazine, which launched in December 2001, is published bi-monthly. It was a National Magazine Award Finalist in the General Excellence category in 2005 and 2006. The magazine offers a myriad of do-it-yourself projects and promotes an environmentally friendly lifestyle. The Web site readymade.com complements the magazine's print content with how-to tips and project ideas. The site also boasts an interactive online community with blogs and an online store. In addition to the magazine and Web site, ReadyMade published its first book -- How to Make (Almost) Anything -- in December 2005.

Slide 16

Book Growth Strategy

- Develop Meredith content
- License leading brands
  - The Home Depot
  - The Food Network
  - Ortho
- Mine new markets
  - Children's books
  - Personalities
  - Inspirational

Better Homes
New
Cook Book
Start-to-Finish
Decks
Ortho
food network kitchens
cookbook
Inspiring Personal Stories
A Hand to Guide Me
Denzel Washington
Legends and Leaders Celebrate the People Who Shaped Their Lives
Home Improvement 1-2-3
Expert Advice from The Home Depot

Meredith Corporation

We will continue to grow our book business by publishing high-quality books based on our brands and those licensed from others.

Much of our proprietary content is evergreen, which helps reduce returns from retailers and distinguishes our book business from others. We've supplemented our content by licensing popular brands like The Home Depot, The Food Network and Ortho.

Additionally, we have expanded into children's books, as well as personality-driven and inspirational titles.

Looking to the first half of fiscal 2007, the book pipeline is strong. We anticipate top sellers to include the 14th edition of the Better Homes and Gardens New Cook Book; and Denzel Washington's A Hand to Guide Me, a book on the importance of everyday mentorship. It is currently #6 on the New York Times best-seller list.

Slide 17

Integrated Marketing Growth Strategy

- Maximize Core Strengths
  - Custom publishing
  - Relationship marketing
- Expand online marketing expertise
  - O'Grady Meyers
  - Actively pursuing additional acquisitions

currents
EXCLUSIVELY FOR CARNIVAL GUESTS
Carnival
SAVE BIG!
more fun
MAY 2006
Your Daily Viewing Guide
ONDIRECTV
American Idol
SPECIAL REPORT
What former American Idols are doing now
Publix
FAMILYSTYLE
plan ahead get ahead
6 WAYS TO CUT YOUR TAXES
Tackling Tuition
Health Savings Accounts
Baby Steps
Look for your
VALUABLE CHECKS
INSIDE
Busy, Busy!
very best baby
THANKS FOR CHOOSING SERVICE FROM HYUNDAI.
HYUNDAI
Drive your way
O'GRADY MEYERS
INTERACTIVE AGENCY

Meredith CORPORATION

Meredith Integrated Marketing--our business-to-business custom marketing operation--has grown rapidly in recent years as well. To continue this growth, we are focused on two areas:

First, we are leveraging Meredith's editorial heritage and skills. We have a competitive advantage in that we can use Meredith's very deep understanding of the editorial process to deliver smart content to our customers.

Second, we are developing new competencies delivering Customer Relationship Marketing programs. These include strategic market planning, multi-cultural programs, and direct/database marketing initiatives.

Our April 2006 acquisition of O'Grady Meyers enhanced our online custom marketing capabilities. It enables us to deliver interactive marketing services to our client base, and more traditional relationship marketing programs to OGM's clients.

We are actively pursuing additional acquisitions in the online marketing space.

Slide 18

Growing Online Presence

18 Publishing Web Sites

3.2
6.4
8.6
2002
2004
2006

Better Homes and Gardens
bhg.com
We've got you covered.
TRY A FREE MEAL PLAN
HUNTER DOUGLAS WINDOW FASHIONS
Parents.com
PREGNANCY
YOUR KIDS
YOUR LIFE
FUN TIMES!
COMMUNITY
PARENTS MAGAZINE
Tips for Parents
In honor of our 80th anniversary, we bring you the wisest of our wisdom
Take Our Poll
editors' picks
community
runny nose?
dry eyes?
sneezing?
FOR GREAT TIPS & REMEDIES

Monthly Unique Visitors
(millions)

Meredith CORPORATION

We have built a strong Internet presence in Publishing with 8.6 million unique visitors and over 100 million page views on a monthly basis.

We are enhancing the Better Homes and Gardens online experience. Our intent is to further increase the number of unique monthly visitors and the number of page views by adding daily programming and personalization, creating a sense of community, leveraging interactive tools, and adding more video. The redesigned site will be launched in early calendar 2007.

We are also developing a destination portal under the brand parents.com. It will be the online home of Parents and Child magazines and include content from American Baby and Family Circle magazines and web sites. The portal will be launched mid-2007.

Slide 19

Online Subscription Generation

0.5
0.8
1.4
2002
2004
2006
Fiscal Year

Online Subscription Orders
(millions)

Let's Get Organized!
SONY

Meredith CORPORATION

We have been quite successful generating subscription orders online. This slide highlights that our subscription orders grew from approximately 500,000 in fiscal 2003 to 1.4 million in fiscal 2006.

Generating subscriptions from the Internet is important to circulation profitability because the cost is about 50 percent less than from traditional direct mail. We will continue focusing resources on growing Internet subscriptions over time.

Slide 20

As I close this overview of our Publishing Group, I'd like to summarize Publishing's growth strategies:

We are growing our magazine business by enhancing the Better Homes and Gardens brand, exceeding our financial targets for the Gruner + Jahr acquisition, strengthening group sales, and extending our Hispanic market leadership.

We are continuing to expand our diversified businesses, notably our book and integrated marketing operations, and

We are strengthening our online capabilities by enhancing BHG.com, creating a parenthood portal, and extending our custom marketing capabilities to the Internet.

I am pleased that our Meredith Publishing creative team possesses the versatility to create expert content that can be delivered across multiple media platforms, allowing us to produce solid results in a rapidly changing media marketplace.

Slide 21

Meredith Broadcasting

Portland
Flint-Saginaw
WNEM-AM
Springfield
Kansas City
Hartford
Chattanooga
Las Vegas
Phoenix
Nashville
Atlanta
Greenville

Now, let me turn to our Broadcasting Group:

We have a great collection of broadcasting assets. Here is a map of the Meredith Broadcasting Group. Today we own 6 CBS affiliates, 3 FOX, 3 My Network TV, 1 NBC, and 1 CW affiliate.

Nine of our stations are in the country's top 35 markets. In total, our group reaches nearly 10 percent of all U.S. households.

We are also expanding local market footprint through the use of our digital spectrum. For example:

Our CBS affiliate in Saginaw began multi-casting MyNetwork TV on the digital signal and it is also being carried by local cable systems. We secured local rights to broadcast Detroit Pistons basketball games on this channel.

We recently launched the Telemundo network on our digital signal at our NBC affiliate in Nashville to serve this the region's growing Hispanic population.

Slide 22

Broadcasting Growth Strategies

- Achieve 40 percent EBITDA margin
  - Expand and improve news
  - Monetize ratings gains
  - Maximize political revenues
- Grow non-traditional revenues
  - Cornerstone programs
  - Internet
  - Retransmission fees
- Develop Meredith Video Solutions

Meredith CORPORATION

This slide highlights Broadcasting's growth strategies.

Achieving a 40 percent EBITDA margin is our top objective. We will do so by continuing to improve and expand our news, monetize our ratings gains, and maximizing our political revenue opportunities.

We will continue our strong record of creating non-traditional revenues with our Cornerstones and market specific programs, online initiatives and growing retransmission fees.

In addition, we are investing in Meredith Video Solutions. There is a tremendous demand for video in the marketplace, and given our editorial expertise and broadcast capabilities, we are well-positioned to meet this demand.

Slide 23

Fast-Growing Markets

5.2%
3.9%
3.2%
2.6%
1.8%
1.7%
1.3%
1.1%
1.0%
U.S. Avg
Kansas City
Greenville
Portland
Nashville
MDP Average
Las Vegas
Phoenix
Atlanta

Household Growth

Source: Nielsen August 2006 comparing the 2006/07 television season with 2005/06

Meredith CORPORATION

We have stations in fast growing markets. This graph highlights the household growth, according to Nielsen, for seven of our larger markets, the average for all our stations and the U.S. average.

Our 7 largest markets, on average, grew 2.6 percent, more than double the country's average growth of 1 percent.

In particular, our largest market, Atlanta, grew over 5 percent and our second largest market, Phoenix, grew almost 4 percent. At this pace, Atlanta, which the 9th largest market, will replace Washington DC as the 8th largest market next year. Phoenix is now the 13th largest market, up from number 14 last year.

Additionally, Las Vegas jumped 5 places to market number 43 from 48.

Slide 24

Grow and Monetize Ratings

Top 35 Markets

Late News	RATING		SHARE		Market Rank
	May 2001	May 2006	May 2001	May 2006	
Atlanta-CBS	3.0	4.8	5.4	8	4th
Phoenix-CBS	4.1	6.4	8.0	11	1st
Portland-FOX	4.3	7.3	8.1	14	1st
Hartford-CBS	6.2	7.5	14.0	15	1st
Nashville-NBC	10.8	11.5	17.6	19	2nd
Kansas City-CBS	9.4	11.1	15.0	18	1st
Greenville – FOX	2.9	6.1	6.0	10	3rd

Nielsen-Households

Meredith CORPORATION

We have done a great job increasing ratings at our stations over time, and monetizing these gains.

For example, our CBS affiliate in Phoenix moved from a 4.1 to 6.4 rating in late news - resulting in a 50 percent increase in advertising rates.

Slide 25

Strong Advertising Performance

- Q1 Fiscal 2007:
  - Total Broadcasting revenues up over 14%
  - Political revenues were $8.6 million: 35% increase over fiscal 2005 Q1
  - Local non-political revenues up 7%

CAMPAIGN 2006

Meredith CORPORATION

Our strong performance continued in the first quarter of fiscal 2007:

Total Broadcasting revenues increased over 14 percent,

Net political revenues were $8.6 million - an increase of 35 percent over Q1 of fiscal 2005, and

Non-political revenues were up over 2 percent, with

local non-political revenues up 7 percent.

Slide 26

Continue EBITDA Margin Improvement

23%
32%
35%
2002
2004
2006
Fiscal Year

Meredith CORPORATION

We have produced strong EBITDA margin improvement in recent years, growing from 23 percent in fiscal 2002 to 35 percent in fiscal 2006.

We will continue to move toward our 40 percent margin objective.

Slide 27

Grow Non-Traditional Revenues

$5
$25
$46
2002
2004
2006
Fiscal Year

DECORATION
inspiration
FOX CAROLINA toGO .com
Local News, Weather, Sports, and Lottery Numbers On Your Cell Phone!
South Carolina Education Lottery

$ in millions, includes Cornerstone, market-specific programs, and Internet revenues and retransmission fees

Meredith CORPORATION

We have been very successful creating non-traditional revenues. Our Cornerstone programs are unique and differentiate Meredith from other local television broadcasters. We leverage our publishing brands by packaging content from our magazines with print and on-air advertising from local advertisers.

We are beginning to see increasing revenues from retransmission fees. While most retransmission fees are from satellite providers, we are encouraged that some cable companies have started to pay these fees. We look forward to the phone companies coming into the market as well.

Combined revenues from the Cornerstones, additional market-specific promotions, Internet sales and retransmission fees grew from about $5 million in fiscal 2002 to more than $45 million in fiscal 2006.

Slide 28

Enhance Web Presence

13 Broadcasting Web Sites

0.5
0.8
1.4
2002
2004
2006

LIVE. LATE-BREAKING. INVESTIGATIVE.
cbs46.com
TOP STORIES

Monthly Unique Visitors
(millions)

Meredith CORPORATION

We are building a strong Internet presence, and operate 13 web sites in our Broadcasting Group.

We have recently enhanced our TV stations' Internet capabilities to increase traffic on the web sites and generate more revenues. Our efforts include:

Enhancing our technology platform and national sales capabilities, and

Investing in dedicated local editorial and sales professionals at each station.

Our overall objective is to become the local portal of choice in certain of our key markets and, at minimum, become one of the top destinations in all our markets.

Slide 29

Meredith Video Solutions

VIDEO PRODUCTION ARCHIVE

Syndicated specials

More
marathon

Better Homes and Gardens Test Kitchen Cook-Off Contest

Cable Programming

Better Homes and Gardens

Web site streaming video

Holiday
Videos
Time-saving project
tips from Sandra Lee

TV station web sites

FOX CAROLINA toGO.com
News, Weather,
Sports, and
Your Cell Phone!
South Carolina
Education
Lottery

Cable VODs

Comcast

Custom content

Albertsons

Pathmark

Price Chopper

News Vignettes

CBS 46 cbs46.com

KCTV 5 Kansas City

Custom DVDs

Nestlé Good Food, Good Life

The Home Depot

Meredith Corporation

Earlier this year, we formed Meredith Video Solutions to develop video content and secure outlets for its distribution across multiple platforms, including the Internet, as well as cable, satellite, network and syndicated television.

Currently, our video library includes a series of 30 minute shows based on magazine content, American Baby and Better Homes and Gardens branded video segments, custom DVDs and news vignettes. We currently have a video on demand relationship with Comcast, and are working on expanding its scope.

I'll now turn it over to Suku to discuss our financial metrics.

Suku.

Slide 30

Outstanding EPS Growth

20% CAGR
$3.28E
$2.86
$2.50
$2.00
$1.59
2003
2004
2005
2006
2007E
E = First Call Consensus
Earnings Per Share

Meredith CORPORATION

Diluted EPS before special items and adjusted for SFAS 123(R)

SUKU RADIA:

Thank you Steve.

As Steve mentioned earlier, we have a long-standing track record for delivering results, as you can see from this chart reflecting our historical Earnings Per Share growth.

On our most recent earnings conference call, we reiterated our expectation to grow earnings per share 12 to 15 percent in fiscal 2007 from the $2.86 earned in fiscal fiscal 2006. Currently, the analysts' consensus is $3.28 earnings per share.

Slide 31

Strong Cash Flow

Fiscal 2002 through Fiscal 2006

Acquisitions	$520
Share repurchases	340
Dividends	115
Capital expenditures	130
Debt	(95)
TOTAL	$1,010

$ In millions

Meredith CORPORATION

We have a strong track record of generating cash flow as well. In fiscal 2006, we generated $161 million in free cash flow (defined as net income plus depreciation and amortization less capex). In a typical year, our free cash flow will be about 115 percent of net income.

This chart highlights how we have utilized our cash in the last five fiscal years.

We have completed approximately $520 million in acquisitions. We want to continue targeting accretive acquisitions like the American Baby or G+J deals every few years.

We have invested nearly $130 million in capital expenditures.

We have a strong track record of returning capital to our shareholders through share repurchases and dividends. Let me provide more detail, starting with repurchases.

Slide 32

Capital Allocation: Share Repurchases

$344
$197
$99
$62
$30
2002
2003
2004
2005
2006
Fiscal Year

Millions, cumulative

Meredith CORPORATION

We believe our shares represent a good value at the current multiples and we have been aggressively repurchasing our shares.

This chart highlights the cumulative dollar amount of our shares that we have repurchased since the beginning of fiscal 2002. We substantially increased our repurchase activity in fiscal 2005 and 2006 and are currently on track to deliver strong year of repurchase activity.

To-date in fiscal 2007, we have repurchased approximately 585,000 shares.

In August 2006, our Board authorized an additional 3 million shares for our ongoing repurchase activity, which was on top of a 2.5 million authorization in May 2006. Including the recently authorized shares, there are approximately 4.3 million shares available under existing authorizations.

Slide 33

Capital Allocation: Dividends

$0.16
$0.18
$0.20
$0.22
$0.26
$0.28
$0.30
$0.32
$0.34
$0.36
$0.38
$0.48
$0.56
$0.64
1993
1994
1995
1996
1997
1998
1999
2000
2001
2002
2003
2004
2005
2006

Calendar Year Dividends Per Share

Meredith CORPORATION

We have paid a calendar year dividends per share for 59 consecutive years. As you can see from this graph, we have increased the dividend for 13 consecutive years, growing the dividend at an 11 percent compound annual growth rate over this time period.

In January 2006, we raised our quarterly dividend 14 percent - on top of a 17 percent increase in the prior fiscal year - and a 26 percent increase in the year before that.

We expect to sustain a dividend payout ratio ranging from 20 to 25 percent of net earnings.

Slide 34

Current Debt Structure

- $540 million total debt
- 5.25% cost of debt
- 1.6x debt to EBITDA
- 3.75x maximum debt to EBITDA

*As of Oct. 31, 2006

Meredith CORPORATION

Our current debt is $540 million and the average cost is 5.25 percent. Our debt to trailing 12 month EBITDA ratio is 1.6, which provides plenty of dry powder for acquisitions, given our debt covenants allow a maximum debt to EBITDA ratio of 3.75 : 1.

We have retired $25 million in debt so far in fiscal 2007.

Slide 35

MDP Valuation

		Forward Fiscal Year Multiple	
Date	Price	PE	EBITDA
09/30/02	$41.33	27.1	10.5
09/30/04	$50.20	20.6	9.7
09/30/06	$49.33	15.0	8.6

Meredith CORPORATION

As this chart indicates, our EBITDA Multiple of 8.6 on September 30, 2006, compared to an EBITDA multiple of 10.5 as of September 30, 2002. We are currently trading at around $53, which is still at a relatively low historical multiple.

We believe our shares represent a good value at the current multiples and, as I mentioned previously, we have been aggressively repurchasing our shares.

Slide 36

Fiscal 2007 Outlook Reiterated

- Q2 Fiscal 2007 EPS +20 to 25%
  - Fiscal 2006 Q2 EPS = $0.58

- Fiscal Year 2007 EPS +12 to 15%
  - Fiscal 2006 EPS = $2.86

Meredith CORPORATION

Now let me turn to our expectations for all of fiscal 2007, including the second quarter. Let me reiterate what we said during our first quarter earnings call on October 25.

Broadcast pacings, which are a snapshot in time and change frequently, were running up in the mid-20s for the second quarter of fiscal 2007. The pacings, which reflect the strength of political advertising, will moderate later in the quarter.

Publishing advertising revenues are forecasted to be down in the low single digits for the quarter following the outstanding 16 percent increase achieved in the second quarter of fiscal 2006. The 16 percent makes for a very challenging comparable.

For the second quarter and full fiscal 2007, a number of uncertainties remain that can affect our results. These include overall advertising volatility, and in particular, the amount of political advertising at our television stations; the performance of our retail business; and paper prices and postal rates.

For the second quarter of fiscal 2007, the Company expects to grow earnings per share 20 to 25 percent from the $0.58 per share earned in the second quarter of fiscal 2006.

And for the full year, we expect to grow earnings per share 12 to 15 percent in fiscal 2007 from the $2.86 earned in fiscal 2006.

Now, I'll turn it back to Steve for concluding remarks.

Slide 37

Key Points

- Expanding strong connection with consumers
- Reaching new audiences
- Capturing margin upside
- Growing new revenues
- Delivering strong financial results

Meredith CORPORATION

Steve Lacy

I'll conclude by reviewing the five key points:

First, we are expanding our strong connection with consumers by leveraging our content creation expertise and delivering our content across multiple media platforms.

Second, we are reaching new audiences, especially the rapidly growing Hispanic market and the daughters of the baby boom women. Both of these markets hold significant potential and our home and family content is relevant.

Third, we are working aggressively to capture the margin upside in the former Gruner + Jahr magazines and in Broadcasting. Both of these businesses generate revenues in excess of $300 million and have approximately 500 basis points of margin upside.

Fourth we have a proven record of creating and growing new revenues sources. We will continue to grow our Internet, online custom marketing and video businesses.

Fifth, as Suku just discussed we have a strong record of executing our strategies, which has resulted in outstanding earnings growth and cash flow. I can assure you that we are committed to continue delivering strong financial results.

Now, we would be happy to take questions.